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                                                                  Exhibit: 3.7J


                               SECRETARY OF STATE     FOR OFFICE USE ONLY   006
                              CORPORATIONS SECTION

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

MUST BE TYPED
FILING FEE: $10.00
MUST SUBMIT TWO COPIES                                -------------------------
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                           CERTIFICATE OF CORRECTION

Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:        The exact name of the corporation is Janex International, Inc.
                                                   ----------------------------
              organized under the laws of      Colorado
                                          -------------------------------------

SECOND: Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document:
                           ----------------------------------------------------
              Articles of Amendment to the Articles of Incorporation
              -----------------------------------------------------------------

THIRD:        Date document was filed  February 3      , 1999    .
                                      -----------------    ------

FOURTH:       Statement of Incorrect information:

                 See Exhibit A attached.

FIFTH:        Statement of corrected information:

                 See Exhibit A attached.


                                    Signature /s/ Fred B. Gretsch
                                              ------------------------------
                                    Title     Fred B. Gretsch, Secretary
                                         -----------------------------------


                                                                    Revised 7/95


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                                   EXHIBIT A

FOURTH:      Statement of incorrect information:

     5D. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock into which each share of Series A Preferred Stock shall be converted shall be proportionately REDUCED and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of Shares of Common Stock into which each Share of Series A Preferred Stock shall be converted shall be proportionately INCREASED.

FIFTH:       Statement of corrected information:

     5D. Subdivision or combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock into which each share of Series A Preferred Stock shall be converted shall be proportionately INCREASED and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of Shares of Common Stock into which each Share of Series A Preferred Stock shall be converted shall be proportionately REDUCED.